CONSENT OF PRICE WATERHOUSE LLP

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (Nos. 33-68488, 33-71610, 333-662, and 333-19461) of
Huntco Inc. of our report dated January 30, 1998, except for Note 4, which is as of March 24, 1998, appearing under Item 8 of this Annual Report on Form 10-K.

/s/  Price Waterhouse LLP

PRICE WATERHOUSE LLP
St. Louis, Missouri
March 27, 1998